Exhibit 99.1

Osteologix, Inc. Completes Reverse Merger Wednesday, May 24, 2006

Raises $10.0 million in Private Placement Financing

SAN FRANCISCO, May 24 /PRNewswire/ -- Osteologix, Inc. a biopharmaceutical company headquartered in San Francisco, California, and with offices in Copenhagen, Denmark, announced today the completion of a reverse merger and share exchange transaction with publicly-held Castle & Morgan Holdings, Inc.
(OTC) based in New York, NY.

Concurrent with the merger, Osteologix also announced that it closed a $10 million private placement financing led by Rodman & Renshaw and Roth Capital Partners as placement agents. One of the key investors in this financing was Nordic Biotech which, until now, had been the sole investor in Osteologix. "We are very pleased with the interest and enthusiasm investors have shown in Osteologix," said Charles J. Casamento, President and CEO of Osteologix. "This additional capital should expedite the development of NB S101 and enable Osteologix to continue to further expand its pipeline and capabilities."

"This transaction should accelerate our company strategy of developing our innovative product, NB S101, for treatment of Osteoporosis and further enable negotiation and development of strategic collaborations and alliances," said Mr. Casamento "With our lead product NB S101 entering Phase II trials in the treatment of Osteoporosis, we have a solid platform for developing and commercializing drugs for bone disease and for women's health."

The transaction was completed by the exchange of newly issued shares of Castle & Morgan for shares held by the shareholders of Osteologix A/S of Copenhagen, Denmark and its subsidiary company, Osteologix, Inc. of San Francisco, California. Osteologix A/S remained the surviving corporation and as a result of the share exchange became a wholly-owned operating subsidiary of Castle & Morgan. In connection with the merger, Castle & Morgan's corporate name changed to Osteologix, Inc.

In consideration for their shares of Osteologix A/S, the Osteologix stockholders (including the investors in the $10 million private placement) collectively received approximately 87 percent of Castle & Morgan's shares on a fully-diluted basis after giving effect to the transaction. Further, the officers and directors of Osteologix replaced the officers and directors of Castle & Morgan. Castle & Morgan will cease all of its existing business operations and will immediately adopt and implement Osteologix's business plan.

About Osteologix

Osteologix develops innovative products for the treatment of important unmet medical needs in bone disease and women's health. The Company's lead product, NB S101, is entering Phase II clinical trials for the treatment of Osteoporosis. NB S101 both increases new bone formation while decreasing bone resorption. No other product currently on the US market both increases bone formation while decreasing bone resorption. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Osteologix can be obtained on the Company's website, www.osteologix.com.

FORWARD-LOOKING STATEMENTS.

Certain of the statements set forth in this press release constitute "Forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. All such forward looking statements involve risks and uncertainties, including, but not limited to: statements regarding Osteologix's research and development programs; proposed marketing and sales; patents and regulatory approvals; the effect of competition and proprietary rights of third parties; the need for and availability of additional financing and access to capital; the seeking of joint development, licensing or distribution and collaboration and marketing arrangements with pharmaceutical companies; and the period of time for which the proceeds of the offering described above will enable Osteologix to fund its operations. There can be no assurance that such forward-looking statements will prove to be accurate and Osteologix undertakes no obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Osteologix, Inc.

SOURCE: Osteologix, Inc.

CONTACT: Charles J. Casamento, CEO & President of Osteologix, +1-415-955-2726, or ccasamento@osteologix.com


                                       2